                                EXHIBIT (99)(a)
                                ---------------

[LOGO OF BOATMEN'S BANCSHARES, INC.]






Dear Shareholder:

     A Special Meeting of Shareholders of Boatmen's Bancshares, Inc. will be held at the principal offices of the Corporation at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri at 10:00 a.m., local time, on Tuesday, December 12, 1995. At the meeting, stockholders will act upon a proposal to approve the issuance of the Corporation's Common Stock and 7% Cumulative Convertible Preferred Stock, Series A, in accordance with the Agreement and Plan of Merger, dated August 25, 1995, pursuant to which Fourth Financial Corporation will be merged with and into Acquisition Sub, Inc., a wholly owned subsidiary of the Corporation.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, detach and complete the attached proxy form below and return it in the enclosed envelope.



   PLEASE DETACH PROXY HERE, MARK, SIGN, DATE AND RETURN THE PROXY CARD BELOW
--------------------------------------------------------------------------------


PROXY                     BOATMEN'S BANCSHARES, INC.

     THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ON THE REVERSE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ON THE REVERSE.


                                       Dated: ____________________________, 1995


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Signature (if held jointly)

                                           Please insert date of signing.  Sign
                                           exactly as name appears at left.
                                           Where stock is issued in two or more
                                           names, all should sign.  If signing
                                           as attorney, administrator,
                                           executor, trustee or guardian, give
                                           full title as such.  A corporation
                                           should sign by an authorized officer
                                           and affix seal.

                                                                          (over)

                    IT IS IMPORTANT THAT YOU VOTE, SIGN AND
                  RETURN THE PROXY BELOW AS SOON AS POSSIBLE.

                   BY DOING SO, YOU MAY SAVE THE CORPORATION
                    THE EXPENSE OF ADDITIONAL SOLICITATION.



  PLEASE DETACH PROXY HERE, MARK, SIGN, DATE AND RETURN THE PROXY CARD BELOW
------------------------------------------------------------------------------


PROXY                  SPECIAL MEETING OF SHAREHOLDERS
                          BOATMEN'S BANCSHARES, INC.
                         to be held DECEMBER 12, 1995

    The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), hereby appoints Charles C. Allen, Jr. and
David L. Foulk, and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock, par value $1.00 per share, and 7% Cumulative Redeemable Preferred Stock, Series B, stated value $100 per share, of Boatmen's which the undersigned is entitled to vote at the Special Meeting of Shareholders of Boatmen's to be held at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on December 12, 1995, at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

    Proposal to approve the issuance of shares of Common Stock, par value $1.00 per share, of Boatmen's ("Boatmen's Common") and 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share, of Boatmen's ("Boatmen's New Preferred") to the shareholders of Fourth Financial Corporation, a Kansas corporation ("Fourth Financial"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated August 25, 1995, among Fourth Financial, Boatmen's, and Acquisition Sub, Inc., a Kansas corporation and wholly-owned subsidiary of Boatmen's ("Acquisition Sub"), pursuant to which Fourth Financial will be merged with and into Acquisition Sub, upon the terms and subject to the conditions set forth in the Merger Agreement.

               [_] FOR          [_] AGAINST          [_] ABSTAIN


    Proposal to permit the Special Meeting of Shareholders of Boatmen's to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the issuance of shares of Boatmen's Common and Boatmen's New Preferred to the shareholders of Fourth Financial pursuant to the Merger Agreement.

               [_] FOR          [_] AGAINST          [_] ABSTAIN


The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Joint Proxy Statement/Prospectus accompanying it.

[LOGO OF BOATMEN'S BANCSHARES, INC.]



IF YOU HAVE ALREADY SENT IN YOUR PROXY, PLEASE DISREGARD THIS LETTER


Dear Shareholder:

                                  A REMINDER

     We have previously sent to you proxy soliciting material relating to the Special Meeting of Shareholders of Boatmen's Bancshares, Inc. to be held on Tuesday, December 12, 1995.

     According to our latest records, we have not as yet received your proxy. It is important that your shares be represented at this meeting. Whether or not you plan to attend this meeting, please detach and complete the attached proxy form below and return it in the enclosed envelope.

     A return envelope is enclosed for your convenience.

     Thank you for your cooperation.



  PLEASE DETACH PROXY HERE, MARK, SIGN, DATE AND RETURN THE PROXY CARD BELOW

--------------------------------------------------------------------------------

PROXY                      BOATMEN'S BANCSHARES, INC.

     THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ON THE REVERSE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ON THE REVERSE.

                               Dated:________________________________, 1995

                               _____________________________________________
                               Signature

                               _____________________________________________
                               Signature (if held jointly)

                                      Please insert date of signing. Sign
                                      exactly as name appears at left. Where
                                      stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

                                                                          (over)

                IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN

                     THE PROXY BELOW AS SOON AS POSSIBLE.

                 BY DOING SO, YOU MAY SAVE THE CORPORATION THE

                      EXPENSE OF ADDITIONAL SOLICITATION.





   PLEASE DETACH PROXY HERE, MARK, SIGN, DATE AND RETURN THE PROXY CARD BELOW
--------------------------------------------------------------------------------

PROXY                  SPECIAL MEETING OF SHAREHOLDERS
                           BOATMEN'S BANCSHARES, INC.
                          to be held DECEMBER 12, 1995

  The undersigned shareholder of Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), hereby appoints Charles C. Allen, Jr. and
David L. Foulk, and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock, par value $1.00 per share, and 7% Cumulative Redeemable Preferred Stock, Series B, stated value $100 per share, of Boatmen's which the undersigned is entitled to vote at the Special Meeting of Shareholders of Boatmen's to be held at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, on December 12, 1995, at 10:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

   Proposal to approve the issuance of shares of Common Stock, par value $1.00 per share, of Boatmen's ("Boatmen's Common") and 7% Cumulative Convertible Preferred Stock, Series A, stated value $100 per share, liquidation preference $400 per share, of Boatmen's ("Boatmen's New Preferred") to the shareholders of Fourth Financial Corporation, a Kansas corporation ("Fourth Financial"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated August 25, 1995, among Fourth Financial, Boatmen's, and Acquisition Sub, Inc., a Kansas corporation and wholly-owned subsidiary of Boatmen's ("Acquisition Sub"), pursuant to which Fourth Financial will be merged with and into Acquisition Sub, upon the terms and subject to the conditions set forth in the Merger Agreement.

            [_] FOR               [_] AGAINST          [_] ABSTAIN

   Proposal to permit the Special Meeting of Shareholders of Boatmen's to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the issuance of shares of Boatmen's Common and Boatmen's New Preferred to the shareholders of Fourth Financial pursuant to the Merger Agreement.

            [_] FOR               [_] AGAINST          [_] ABSTAIN

The undersigned hereby ratifies and confirms all that said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Joint Proxy Statement/Prospectus accompanying it.